SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-OIL DRI CORP AMER

                    GAMCO INVESTORS, INC.
                                12/22/00           25,000             6.9973
                                12/12/00            5,000             7.4750
                                12/11/00           13,000             7.4400
                                12/04/00           10,000             7.9963















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.